                                                                    EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is dated as of January 1, 1995, by and between Charles W. Johnson ("Employee") and VISUAL NUMERICS, INC. ("Company").

                                  BACKGROUND:
                                  ----------

     WHEREAS, the Company and Employee mutually desire to enter into an Employment Agreement which will supersede existing agreements with respect to Employee's employment.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Company and Employee agree as follows:

     1. Term of Agreement. This Agreement shall commence on the date hereof and may be terminated by either party, with or without cause, on thirty (30) days written notice to the other party.

     2. Duties. Employee shall be employed as Chairman of the Board of Directors. Employee shall devote approximately one-half of his time (on an aggregate basis in each year in which this Agreement remains in effect) during regular business hours, including appropriate effort and attention, to the business and affairs of the Company. A general description of Employee's current duties is attached hereto as Exhibit A. Employee acknowledges that the Company may change the description of such duties from time to time.

     3. At-Will Employment. The Company and the Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the Company's established written plans and written policies at the time of termination.

     4. Compensation. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this
Section 4.

          (a) Salary. Employee shall receive a base salary of $127,458 per annum, payable twice monthly in equal installments (or at such other times as the other executive officers of the Company are paid), in accordance with the Company's normal payroll practices. The base salary shall be reviewed at least annually by the Board, its Compensation Committee or the Chief Executive Officer of the Company, and any increases will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer.

          (b) Stock Options and Other Incentive Programs. Employee shall be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

          (c) Bonuses. Employee shall participate in and, to the extent earned or otherwise payable thereunder, receive periodic incentive cash bonuses pursuant to the incentive bonus programs currently maintained or hereafter established by the Company for its executives generally. Employee's entitlement to incentive bonuses is discretionary and shall be determined by the Board, its Compensation Committee or the Chief Executive Officer of the Company in good faith based upon the extent to which Employee's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives were achieved during the applicable bonus period. The criteria for Employee's bonus eligibility for fiscal year 1995 are set forth in Exhibit B, attached hereto. In the event of Employee's death or disability during the term of this Agreement, the Company shall pay to Employee or Employee's estate the bonus Employee would have earned during the entire year in which death or disability occurred.

          (d) Healthcare. During the term of this Agreement, Employee shall be eligible to participate in any health insurance programs available to officers or employees of the Company.

          (e) Annual Physical Examination. During the term of this Agreement, the Company shall pay an amount up to $1,500 per annum for the normal and reasonable cost of a complete physical examination for Employee from the doctor or medical clinic of Employee's choice.

          (f) Insurance. During the term of Employee's employment, Employee shall be eligible to participate in any life or disability insurance programs available to officers or employees of the Company.

          (g) Vacation and Sick Pay. Employee shall be eligible for vacation and sick leave in accordance with the policies of the Company in effect from time to time during the term of this Agreement. All accrued vacation shall be paid to Employee in a lump sum payment on the date of retirement or termination of employment with the Company.

     5.  Severance Benefits.

          (a) Change of Control; Stock Options. Upon the occurrence of a Change of Control, notwithstanding any other plan or agreement to the contrary, vesting of all outstanding stock options, restricted stock and other long-term incentive compensation awards held by Employee shall be accelerated such that all options, restricted stock and other long-term incentive compensation awards shall be fully exercisable or otherwise vested effective as of the date of such Change of Control and any such options shall remain exercisable until the earlier to occur of (i) two years from the date of the Change of Control or (ii) the original expiration date of such option.

          (b) Termination of Employment. In the event Employee's employment terminates for any reason, after the occurrence of a Change of Control, then Employee shall be entitled to receive severance benefits as follows:

               (i) Voluntary Resignation. If Employee's employment terminates by reason of Employee's voluntary resignation (and is not an Involuntary Termination or a

Termination for Cause), then Employee shall not be entitled to receive severance payments. Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with the terms of this Agreement.

               (ii) Involuntary Termination. If Employee's employment is terminated as a result of Involuntary Termination other than for Cause, Employee will be retained as a Consultant by the Company (or its acquiror or successor corporation, hereafter referred to as "Successor Corporation") for a period of three (3) years from the date of such termination. The terms of the Consulting Arrangement are set forth in Exhibit C, attached hereto. Health insurance benefits including the same coverages provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's (or the Successor Corporation's) cost until three (3) years after the date of termination. Life insurance providing the same dollar amount of coverage and in all other respects significantly comparable to that in place immediately prior to the termination will be provided at the Company's (or the Successor Corporation's) cost until three (3) years after the date of termination, or as otherwise agreed to by Employee and the Company or the Successor Corporation. Notwithstanding any other plan or agreement to the contrary, vesting of all outstanding stock options, restricted stock and other long-term incentive compensation awards held by Employee shall be accelerated such that all options, restricted stock and other long-term incentive compensation awards shall be fully exercisable or otherwise vested effective as of the date of termination and any such options shall remain exercisable until the earlier to occur of (A) three (3) years after the date of termination or (B) the original expiration date of such option.

               (iii) Involuntary Termination for Cause. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive severance payments. Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with the terms of this Agreement.

     6. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings.

         (a) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

               (i) Ownership. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) Composition of Board. A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (iii) Merger/Sale of Assets. The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (b) Cause. "Cause" shall mean gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries. Anything contained in this Section 6(b) to the contrary notwithstanding, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the Board of Directors of the Company, after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board, finding that in the good faith opinion of the Board, Employee has engaged in the conduct described in this Section 6(b).

          (c) Current Compensation. "Current Compensation" shall mean an amount equal to the greater of (A) Employee's highest annual base salary for the year preceding the year in which the termination occurs, or (B) Employee's annual base salary at any time during the year in which the termination occurs.

     7. Excise Tax Payments. If an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code of 1986 or any corresponding provision of state income tax law on any payments or benefits received by Employee under any provision of this Agreement (other than this Section 7), the Company will pay Employee an additional amount equal to the amount of such tax, plus any interest, penalties or additions to tax which may be imposed with respect thereto. Employee will not be entitled to receive any payment with respect to any such excise tax which may be imposed on payments received under this Section 7.

     8. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     9. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address from which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its company headquarters in Houston, Texas, and all notices shall be directed to the attention of its Secretary.

     10.  Miscellaneous Provisions.

          (a) No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) Waivers, etc. No amendment of this Agreement and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in writing by such person against whom enforcement is sought.

          (c) Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

          (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

          (f) Legal Fees and Expenses. The Company shall reimburse Employee for all reasonable professional fees and expenses as incurred by Employee in connection with negotiating and executing this Agreement. In the event an action is brought to enforce any provision of this Agreement, Employee's legal fees and expenses shall be paid by the Company as incurred by Employee, unless Employee brings a claim which is determined by the arbitrator or court, as the case may be, to be frivolous, in which case, Employee shall repay the Company all amounts advanced by the Company to Employee in connection with such claim within thirty days of such determination.

          (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

                                    "Company"

                                    VISUAL NUMERICS, INC.



                                    By: /s/ Richard G. Couch
                                       -----------------------------------------
                                       Richard G. Couch,
                                       President and Chief Executive Officer



                                    "Employee"


                                           /s/ Charles W. Johnson
                                   ---------------------------------------------
                                                 Charles W. Johnson

                                   EXHIBIT A
                                   ---------

                             DESCRIPTION OF DUTIES

                                   EXHIBIT B
                                   ---------

                        FISCAL YEAR 1995 BONUS CRITERIA


                     To be determined by February 1, 1995.

                                   EXHIBIT C
                                   ---------

                            CONSULTING ARRANGEMENT

     1. Employee shall be retained for a period of three (3) years to provide the following services for the Company or the Successor Corporation: business development, customer liaison, strategic planning, major account management and such other tasks as are in keeping with his current role as Chairman of the Board of Directors. This includes, but is not necessary limited to, the following:

          . Major (named) account sales/marketing assistance with MIT, Lincoln Lab, Boeing, Motorola, Logica, NEC, Fujitsu and Cray
          .  Product/Technology/Business Partnering
          .  Creation and Management of the Technical Advisory Board
          . Duties as a Member of the Board of Directors, Audit Committee and Compensation Committee
          .  Professional society membership, function attendance
          .  Trade show attendance and support
          .  Assistance in financing

     2. It is agreed that a substantial portion of Employee's services shall be performed at his office in Racine, Wisconsin.

     3. Throughout the term of the Consulting Arrangement, Employee shall remain an employee of the Company or the Successor Corporation, entitled to continue coverage under the Company's (or its acquiror or successor corporation's) then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with the terms of the Consulting Arrangement. Employee shall be entitled to receive as compensation for his service an amount equal to the annual salary he was receiving on the date of termination, in accordance with the Company's or the Successor Corporation's normal payroll practices.

     4. At the Company's or the Successor Corporation's discretion, the term of the Consulting Agreement may expire on the date Employee is working as a salaried employee or consultant to another person, company or entity which is actually in competition with any business conducted by the Company or the Successor Corporation, or the date Employee commences any service for any other person, company or entity which might result in such person, company or entity potentially or actually being in competition with any business conducted by the Company or the Successor Corporation, all as determined by the Company or the Successor Corporation in its sole discretion.